Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of LinkedIn Corporation of our report dated May 12, 2015 relating to the financial statements of lynda.com, Inc., which appears in LindkedIn Corporation’s Current Report on Form 8-K/A dated June 26, 2015.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 26, 2015